                                                                    EXHIBIT 1(b)



                              WEYERHAEUSER COMPANY
                           (a Washington corporation)



                             UNDERWRITING AGREEMENT



                      STANDARD PROVISIONS PREFERRED STOCK
                             AND PREFERENCE STOCK

          From time to time, Weyerhaeuser Company, a Washington corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein.
The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

          The Company proposes to issue from time to time preferred stock or preference stock (in either case, the "Securities"). Each issue of Securities may vary as to designation, number of shares, liquidation values, dividend rate or rates and timing of payments thereof, redemption provisions and conversation provisions, if any, and any other variable terms.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus relating to the Registration Statement in the form first filed with the Commission pursuant to Rule 424(b) or (c) in connection with the offering of the
Offered Securities.   The term Prospectus means the Basic Prospectus together
with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means any preliminary form of the Prospectus used in connection with the
offering of the Offered Securities.   As used herein, the terms "Registration
Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include, in each case, the material, if any, incorporated by reference therein.

          The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

          If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or
approve.   Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the
Underwriting Agreement in respect of the Contract Securities.   The Underwriters
will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

          If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate number of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

          The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

          Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such number of shares as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

                                       V.

          The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) (i) subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

             (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

            (iii) the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (b) The Manager shall have received on the Closing Date an opinion of ________________ , ____________ and _______ of the Company or other counsel satisfactory to the Manager, dated the Closing Date, to the effect set forth as Exhibit A.

          (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth as Exhibit B.

          (d) The Manager shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Manager, from Arthur Andersen & Co., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                                      VI.

          In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

          (a) To furnish the Manager, without charge, three copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amend-ments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or Prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Registration Statement and Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

          (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which it is necessary to amend or supplement the

     Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or to supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdiction as the Manager may designate.

          (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations of the Commission thereunder.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date not to offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Offered Securities without the prior written consent of the Manager.

                                      VII.

          The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective under the Securities Act of 1933 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

          The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph
(c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments of supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

          Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses (including expenses of local counsel) reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of
1933)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective numbers of Offered Securities purchased by each of such Underwriters, and not joint.

          The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

                                     VIII.

          This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                                      IX.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the number of Offered Securities set forth opposite their names in the Underwriting Agreement pursuant to which the Offered Securities are being purchased bear to the number of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Offered Securities which any Underwriter has agreed to purchase pursuant to such Underwriting Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case the non-defaulting Underwriters shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       EXHIBIT A



                         Opinion of ________________,
                      ___________________ to the Company


          The opinion of ___________ , _____________ and ____________ to the
Company, to be delivered pursuant to Article V, paragraph (b) of the document entitled Weyerhaeuser Company Underwriting Agreement Standard Provisions (Preferred Stock and Preference Stock) shall be to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Washington and is duly qualified to transact business and is in good standing in each other state of the United States in which the conduct of its business or the ownership or leasing of property requires such qualification,

         (ii) the Offered Securities have been duly authorized, and when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such offered Securities is not subject to any preemptive or similar rights,

         (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company except as rights to indemnity and contribution thereunder may be limited by applicable law,

          (iv) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company,

          (v) the execution, delivery and performance of the Underwriting Agreement and the sale of the Offered Securities by the Company as provided therein will not result in any violation of any provisions of applicable law or the articles of incorporation or bylaws of the Company or of any indenture, mortgage or other agreement known to such counsel to which the Company or any of its subsidiaries is bound, and no consent, approval or authorization of any governmental body is required, except such as are specified and have been obtained,

        (vi) the statements in the Prospectus under "Description of the Debt Securities", "Plan of

     Distribution", "Underwriting" and [other sections], insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings and

       (vii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934 (except as to financial statements and schedules contained therein, as to which such counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder, (3) believes that (except for the financial statements and schedules contained therein, as to which such counsel need not express any belief) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B



                   Opinion of Davis Polk & Wardwell, Counsel
                              for the Underwriters

          The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document entitled Weyerhaeuser Company Underwriting Agreement Standard Provisions (Preferred Stock and Preference Stock) shall be to the effect that:

         (i) the Offered Securities have been duly authorized, and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities is not subject to any preemptive or similar rights,

        (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law,

         (iii) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company,

          (iv) the statements in the Prospectus under "Description of the Debt Securities", "Plan of Distribution" and "Underwriting", insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such documents and proceedings and

         (v)  such counsel (1) is of the opinion that the Registration
     Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (2) believes that (except for the financial statements and schedules contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                                                      SCHEDULE I



                           DELAYED DELIVERY CONTRACT



                                                         , 199_



Dear Sirs:



          The undersigned hereby agrees to purchase from Weyerhaeuser Company, a Washington corporation (the "Company"), and the Company agrees to sell to the undersigned

                    $ . . . . . . . . . . . .

principal amount of the Company's [state title of issue] (the "Securities"), offered by the Company's prospectus dated ________________, 1982 and Prospectus Supplement dated _______________, 1982, receipt of copies of which are hereby acknowledged, at a purchase price of $___ per share and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

          The undersigned will purchase from the Company the numbers of Securities on the delivery dates set forth below:

           Delivery
             Date               Number of Shares
            ------              ----------------


________________________    $ _______________________________

________________________    $ _______________________________

________________________    $ _______________________________


Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

          Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of ________________________, New York, N.Y., at 10:00 A.M. (New

York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such numbers and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to
be sold to them.   Promptly after completion of sale and delivery to the
Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

          This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                    Yours very truly,


                                   __________________________
                                        (Purchaser)


                                    By_________________________

                                     _________________________
                                             (Title)

                                     _________________________


                                     _________________________
                                             (Address)


Accepted:

Weyerhaeuser Company


By_________________________

                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                             Telephone No.
        Name             (Including Area Code)      Department
        ----             ---------------------      ----------

_______________________  ______________________   __________________

_______________________  ______________________   __________________

_______________________  ______________________   __________________

_______________________  ______________________   __________________